Exhibit 99.1

For Additional Information:

Bryan Giglia

Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS REPORTS RESULTS OF OPERATIONS FOR

FOURTH QUARTER AND FULL YEAR 2008

Maintains $220.2 million in cash, including restricted cash

Continues to focus on liquidity and conservative balance sheet

SAN CLEMENTE, CA – February 12, 2009 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results of operations for the fourth quarter and year ended December 31, 2008.

Fourth Quarter 2008 Operational Statistics:

•	Total revenue was $256.0 million.

•	Total portfolio RevPAR was $107.16.

•	Loss attributable to common stockholders was $11.5 million.

•	Adjusted EBITDA was $70.0 million.

•	Adjusted FFO available to common stockholders was $39.4 million.

•	Adjusted FFO available to common stockholders per diluted share was $0.76.

•	Total hotel operating profit margin was 26.5%.

Full Year 2008 Operational Statistics:

•	Total revenue was $969.2 million.

•	Total portfolio RevPAR was $119.45.

•	Income available to common stockholders was $53.9 million.

•	Adjusted EBITDA was $285.1 million.

•	Adjusted FFO available to common stockholders was $161.1 million.

•	Adjusted FFO available to common stockholders per diluted share was $2.79.

•	Total hotel operating profit margin was 28.3%.

Art Buser, Chief Executive Officer, stated, “Within the context of a deteriorating operating environment, our fourth quarter and full year results reflect focused efforts from our team and operators. In 2008, we worked diligently with our operators to eliminate costs from our hotels resulting in impressive margin preservation. In December, we and our operators re-evaluated our cost structure and implemented additional expense reductions at both the hotel and corporate level. Our balance sheet is solid with no near-term debt maturities and more than $220 million of cash, including restricted cash. Our near-term focus is to preserve liquidity and prepare to capitalize on opportunities that may arise out of distress. We believe we have the portfolio, the balance sheet and the team to weather the current economic storm.”

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2008	2007	% Change		2008	2007	% Change
Total Revenue	$256.0	$276.5	(7.4)%		$969.2	$961.7	0.8%
Total RevPAR (1)	$107.16	$121.01	(11.4)%		$119.45	$122.09	(2.2)%
Comparable RevPAR (2)	$107.91	$120.71	(10.6)%		$119.18	$122.01	(2.3)%
Income available (loss attributable) to common stockholders	$(11.5)	$24.3	(147.4)%		$53.9	$103.3	(47.9)%
Income available (loss attributable) to common stockholders per diluted share	$(0.24)	$0.41	(158.5)%		$1.00	$1.75	(42.9)%
EBITDA	$51.0	$96.1	(47.0)%		$308.2	$371.5	(17.1)%
Adjusted EBITDA	$70.0	$86.2	(18.9)%		$285.1	$310.1	(8.1)%
FFO available to common stockholders	$36.4	$53.9	(32.4)%		$158.2	$174.4	(9.3)%
Adjusted FFO available to common stockholders	$39.4	$54.6	(27.9)%		$161.1	$180.6	(10.8)%
FFO available to common stockholders per diluted share (3)	$0.70	$0.86	(18.6)%		$2.74	$2.76	(0.7)%
Adjusted FFO available to common stockholders per diluted share (3)	$0.76	$0.87	(12.6)%		$2.79	$2.86	(2.4)%
Total Hotel Operating Profit Margin (1)	26.5%	29.4%	(290	)bps	28.3%	29.2%	(90	)bps
Comparable Hotel Operating Profit Margin (2)	26.4%	29.9%	(350	)bps	28.4%	29.7%	(130	)bps

(1)	Includes our ownership and prior ownership results (for the 2007 period) for the 43 hotels we owned as of December 31, 2008.
(2)	Includes 41 “Comparable” hotels (including prior ownership for the 2007 period). Excludes two “Non-comparable” hotels that experienced material and prolonged business interruption during either 2008 or 2007 (Renaissance Baltimore and Renaissance Orlando).
(3)	Reflects Series C convertible preferred stock on an “as-converted” basis.

Contemporaneously with this press release, the Company has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 with the Securities and Exchange Commission.

Disclosure regarding the non-GAAP financial measures in this release is included on page 5. Disclosure regarding the Comparable Portfolio is included on page 6 of this release. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 9 and 10 of this release.

Performance Relative to Guidance

The following table compares our guidance for the full year 2008 to our actual results.

	Guidance	Actual Full Year 2008
Total Portfolio RevPAR Change	(1.0)% to (4.0)%	(2.2)%
Income available to common stockholders	$60.6 million to $70.6 million	$53.9 million
Adjusted EBITDA	$275.0 million to $285.0 million	$285.1 million
Adjusted FFO available to common stockholders	$149.5 million to $159.5 million	$161.1 million
Adjusted FFO available to common stockholders per diluted share	$2.58 to $2.75	$2.79

For the full year 2008, total portfolio RevPAR decreased 2.2% as compared to the full year 2007, driven by a 250 basis point decrease in occupancy partially offset by a 1.1% increase in average daily room rate. Fourth quarter and full year 2008 were negatively impacted by approximately $1.1 million of severance expense related to property level and corporate office staff restructurings.

Acquisitions, Dispositions, Investments and Financings

As part of a strategic plan to dispose of non-core hotel assets, the Company sold the Crowne Plaza Grand Rapids on December 10, 2008 for gross proceeds of $4.3 million.

On December 11, 2008, the Company’s board of directors declared a dividend of $0.75 per share of common stock. The dividend was payable in cash and/or shares of common stock at the election of the stockholder, and was subject to a cash limitation of 20% of the total value of the dividend. This fourth quarter dividend was paid on January 15, 2009 to stockholders of record at the close of business on December 19, 2008. Based on stockholder elections, the dividend consisted of approximately $7.3 million in cash and approximately 5.0 million shares of the Company’s common stock. The number of shares included in the distribution was calculated based on the $5.74 average closing price per share of the Company’s common stock on the New York Stock Exchange on January 8 and 9, 2009.

Balance Sheet/Liquidity Update

As of December 31, 2008, the Company had approximately $220.2 million of cash and cash equivalents, including restricted cash. The Company is currently maintaining a higher than historical cash balance in light of the current economic downturn. As of December 31, 2008, the Company had no outstanding indebtedness under its $200 million credit facility, and had $3.5 million in outstanding irrevocable letters of credit backed by the credit facility. The Company is subject to compliance with various covenants under both the credit facility and the Series C preferred stock. If the Company fails to meet the credit facility’s covenants, it will be in default of the credit facility, which may result in a reduction in, or the elimination of, funds available under the credit facility. If the Company fails to meet certain financial covenants with respect to its Series C preferred stock, among other things, the Company would be restricted from paying dividends on its common stock. The Company believes if economic trends continue to negatively affect the demand for its hotels, the Company may fail to meet its financial covenants under the credit facility within the next 12 months. As described in our Form 10-K filed today, the Company may pursue a range of alternatives, including but not limited to, seeking to renegotiate the terms of, or terminating, the credit facility, although there is no assurance that the Company would be successful in such negotiations. The Company believes it could obtain mortgages on, or pledge to a secured facility, one or more of its ten unencumbered hotels, comprising 3,119 rooms. On December 31, 2008, total assets were $2.8 billion, including $2.5 billion of net investments in hotel properties, total debt was $1.7 billion and stockholders’ equity was $0.9 billion.

Hotel Renovations

During the fourth quarter 2008, the Company invested $14.1 million in capital projects. For the full year 2008, the Company invested $94.7 million in capital projects.

Outlook

Considering the current economic uncertainty, the Company has elected not to provide 2009 outlook at this time. The Company intends to continue to provide periodic operations updates between its earnings calls during 2009.

Dividend Update

On February 12, 2009, the Company’s board of directors declared a cash dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a cash dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends will be paid on April 15, 2009 to stockholders of record on March 31, 2009. No dividend was declared on the Company’s common stock.

Art Buser stated, “While we believe we have sufficient cash reserves, the decision not to pay a first quarter common dividend was made after considering the highly uncertain economic environment, and after balancing our liquidity and capital preservation goals with our goal of distributing out 100% of our taxable income to our investors. We believe this decision is what is best for Sunstone and is in the long-term interest of our stockholders.”

The Company intends to make dividends on its common stock in amounts equivalent to 100% of its annual taxable income. The level of any future dividends will be determined by the Company’s board of directors after considering taxable income projections, expected capital requirements, and risks affecting the Company’s business. In light of the Company’s intent to distribute 100% of its annual taxable income, future dividends may be reduced from past levels, or eliminated entirely. Dividends may be made in the form of cash or a combination of cash and stock consistent with Internal Revenue Code regulations.

Earnings Call

The Company will host a conference call to discuss fourth quarter and year-end results on February 13, 2009, at 9 a.m. PST. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-800-219-6110 (for domestic callers) or 303-262-2143 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 44 hotels comprised of 15,029 rooms primarily in the upper-upscale segment operated under nationally recognized brands, such as Marriott, Hyatt, Fairmont, Hilton, and Starwood. For further information, please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of February 12, 2009, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) hotel operating income and hotel operating profit margin for the purpose of our operating margins.

EBITDA represents income available to common stockholders excluding: (1) preferred stock dividends; (2) amortization of deferred stock compensation; (3) interest expense (including prepayment penalties, if any); (4) provision for income taxes, including income taxes applicable to sale of assets; and (5) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) the impact of any gain or loss from asset sales; (2) impairment charges; and (3) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation of income available to common stockholders to EBITDA and Adjusted EBITDA is set forth on page 9. A reconciliation and the components of hotel operating income and hotel operating profit margin are set forth on page 10. We believe hotel operating income and hotel operating profit margin are also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of income available to common stockholders to FFO and Adjusted FFO is set forth on page 9.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, hotel operating income and hotel operating profit margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Comparable Portfolio Information

The Company’s definition of “Comparable Portfolio” includes those hotels owned as of the reporting date which have not experienced material and prolonged business interruption due to renovations, re-branding or property damage during either the most recent calendar year presented or the calendar year immediately preceding it. For the first quarter and full year 2009, all of our hotels are expected to be included in the Comparable Portfolio. Also, the revenue and expense items associated with the Company’s two commercial laundry facilities, any guaranty payments, and other miscellaneous non-hotel items have been shown below the hotel operating income line in presenting comparable hotel operating margins. Management believes the definition of Comparable Portfolio as well as the calculation of hotel operating income results in a more accurate presentation of the trends in RevPAR and comparable hotel operating margins of the Company’s stabilized portfolio of hotels. See page 10 for a reconciliation of hotel operating income to the comparable GAAP measure.

***Tables to Follow***

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	December 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$179,042	$66,088
Restricted cash	41,176	45,515
Accounts receivable, net	35,428	32,723
Due from affiliates	109	932
Inventories	3,183	3,005
Prepaid expenses	7,431	8,709
Investment in hotel properties of discontinued operations, net	—	336,093
Other current assets of discontinued operations, net	—	9,010

Total current assets	266,369	502,075

Investment in hotel properties, net	2,452,811	2,450,728
Other real estate, net	14,640	14,526
Investments in unconsolidated joint ventures	28,770	35,816
Deferred financing costs, net	11,379	12,964
Goodwill	13,404	16,251
Other assets, net	18,238	16,792

Total assets	$2,805,611	$3,049,152

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$18,396	$26,376
Accrued payroll and employee benefits	8,878	15,026
Due to Interstate SHP	16,088	16,236
Dividends payable	12,499	25,995
Other current liabilities	32,439	35,220
Current portion of notes payable	13,002	9,815
Other current liabilities of discontinued operations	—	9,908

Total current liabilities	101,302	138,576

Notes payable, less current portion	1,699,763	1,712,336
Other liabilities	6,545	5,994

Total liabilities	1,807,610	1,856,906

Commitments and contingencies	—	—

Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, issued and outstanding at December 31, 2008 and 2007, liquidation preference of $24.375 per share	99,696	99,496

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized. 8.0% Series A Cumulative Redeemable Preferred Stock, 7,050,000 shares issued and outstanding at December 31, 2008 and 2007, stated at liquidation preference of $25.00 per share	176,250	176,250
Common stock, $0.01 par value, 500,000,000 shares authorized, 47,864,654 shares issued and outstanding at December 31, 2008 and 58,815,271 shares issued and outstanding at December 31, 2007	479	588
Additional paid in capital	807,475	987,554
Retained earnings	265,951	191,208
Cumulative dividends	(347,922)	(261,665)
Accumulated other comprehensive loss	(3,928)	(1,185)

Total stockholders’ equity	898,305	1,092,750

Total liabilities and stockholders’ equity	$2,805,611	$3,049,152

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues
Room	$160,959	$176,741	$640,762	$638,119
Food and beverage	73,769	82,068	258,655	259,124
Other operating	21,256	17,699	69,747	64,499

Total revenues	255,984	276,508	969,164	961,742

Operating expenses
Room	37,355	38,758	141,602	138,821
Food and beverage	51,440	56,890	185,610	186,102
Other operating	9,272	9,679	36,356	36,741
Advertising and promotion	13,993	14,533	52,496	50,889
Repairs and maintenance	10,838	10,654	38,049	36,751
Utilities	9,969	9,784	37,812	33,934
Franchise costs	9,002	9,686	36,479	35,893
Property tax, ground lease and insurance	14,604	14,646	55,539	53,352
Property general and administrative	29,669	31,231	110,419	110,177
Corporate overhead	4,561	5,293	21,678	28,048
Depreciation and amortization	28,941	32,604	115,710	111,326
Goodwill and other impairment losses	2,904	—	2,904	—

Total operating expenses	222,548	233,758	834,654	822,034

Operating income	33,436	42,750	134,510	139,708
Equity in net earnings (losses) of unconsolidated joint ventures	100	(1,361)	(1,445)	(3,588)
Interest and other income	717	6,913	3,761	9,101
Interest expense	(24,519)	(24,878)	(98,289)	(92,431)

Income from continuing operations	9,734	23,424	38,537	52,790
Income (loss) from discontinued operations	(16,073)	6,372	36,206	72,873

Net income (loss)	(6,339)	29,796	74,743	125,663
Preferred stock dividends and accretion	(5,187)	(5,233)	(20,884)	(20,795)
Undistributed income allocated to Series C preferred stock	—	(245)	—	(1,583)

Income available (loss attributable) to common stockholders	$(11,526)	$24,318	$53,859	$103,285

Basic per share amounts:
Income from continuing operations available to common stockholders	$0.10	$0.31	$0.33	$0.54
Income (loss) from discontinued operations	(0.34)	0.10	0.67	1.21

Basic income available (loss attributable) to common stockholders per common share	$(0.24)	$0.41	$1.00	$1.75

Diluted per share amounts:
Income from continuing operations available to common stockholders	$0.10	$0.30	$0.33	$0.51
Income (loss) from discontinued operations	(0.34)	0.11	0.67	1.24

Diluted income available (loss attributable) to common stockholders per common share	$(0.24)	$0.41	$1.00	$1.75

Weighted average common shares outstanding:
Basic	47,853	58,802	53,633	58,998

Diluted	47,853	58,916	53,662	59,139

Dividends paid per common share	$0.35	$0.32	$1.40	$1.28

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Income available (loss attributable) to common stockholders	$(11,526)	$24,318	$53,859	$103,285
Series A and C preferred stock dividends	5,187	5,233	20,884	20,795
Undistributed income allocated to Series C preferred stock	—	245	—	1,583
Amortization of deferred stock compensation	720	1,037	3,975	5,168
Continuing operations:
Depreciation and amortization	28,941	32,604	115,710	111,326
Interest expense	24,093	24,048	96,587	90,625
Amortization of deferred financing fees	426	413	1,702	1,389
Write-off of deferred financing fees	—	64	—	64
Loss on early extinguishment of debt	—	818	—	818
Write-off of loan premium	—	(465)	—	(465)
Unconsolidated joint ventures:
Depreciation and amortization	1,192	2,790	5,000	6,492
Interest expense	1,197	1,879	5,168	7,765
Amortization of deferred financing fees	494	333	1,547	1,323
Amortization of deferred stock compensation	(30)	—	47	—
Discontinued operations:
Depreciation and amortization	282	2,517	3,704	11,919
Interest expense	—	245	—	8,568
Amortization of deferred financing fees	—	8	—	108
Write-off of deferred financing fees	—	—	—	362
Prepayment penalties	—		—	415

EBITDA	50,976	96,087	308,183	371,540

(Gain) loss on sale of assets	16,095	(10,081)	(26,013)	(66,019)
Impairment loss—continuing operations	2,904	—	2,904	—
Costs associated with CEO succession and executive officer severance	—	241	—	4,540

	18,999	(9,840)	(23,109)	(61,479)

Adjusted EBITDA	$69,975	$86,247	$285,074	$310,061

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to FFO and Adjusted FFO

Income available (loss attributable) to common stockholders	$(11,526)	$24,318	$53,859	$103,285
Series C preferred stock dividends	1,662	1,707	6,784	6,694
Undistributed income allocated to Series C preferred stock	—	245	—	1,583
Real estate depreciation and amortization—continuing operations	27,941	32,408	114,904	110,467
Real estate depreciation and amortization—unconsolidated joint ventures	1,165	2,790	4,949	6,492
Real estate depreciation and amortization—discontinued operations	1,112	2,517	3,704	11,919
Gain on sale of assets	16,095	(10,081)	(26,013)	(66,019)

FFO available to common stockholders	36,449	53,904	158,187	174,421

Continuing operations:
Write-off of deferred financing fees	—	64	—	64
Loss on early extinguishment of debt	—	818	—	818
Write-off of loan premium	—	(465)	—	(465)
Discontinued operations:
Write-off of deferred financing fees	—	—	—	362
Prepayment penalties	—	—	—	415
Impairment loss—continuing operations	2,904	—	2,904	—
Costs associated with CEO succession and executive officer severance	—	241	—	4,540
Amortization of deferred stock compensation associated with executive officer severance	—	—	—	437

	2,904	658	2,904	6,171

Adjusted FFO available to common stockholders	$39,353	$54,562	$161,091	$180,592

FFO available to common stockholders per diluted share	$0.70	$0.86	$2.74	$2.76

Adjusted FFO available to common stockholders per diluted share	$0.76	$0.87	$2.79	$2.86

Diluted weighted average shares outstanding (1)	51,956	63,019	57,765	63,242

(1)	Diluted weighted average shares outstanding includes the Series C convertible preferred stock on an as-converted basis.

Sunstone Hotel Investors, Inc.

Comparable Hotel Operating Margins

(Unaudited and in thousands except hotels and rooms)

	Three Months Ended December 31, 2008			Three Months Ended December 31, 2007
	Actual		Comparable	Actual		Comparable
	December 31,	Non-comparable	December 31,	December 31,	Non-comparable	December 31,
	2008(1)	Hotels (2)	2008(3)	2007(4)	Hotels (2)	2007(3)
Number of Hotels	43	(2)	41	43	(2)	41
Number of Rooms	14,569	(1,403)	13,166	14,569	(1,403)	13,166

Hotel operating profit margin (6)	26.5%	27.0%	26.4%	29.4%	26.2%	29.9%

Hotel Revenues
Room revenue	$160,959	$(16,775)	$144,184	$176,741	$(19,186)	$157,555
Food and beverage revenue	73,769	(11,494)	62,275	82,068	(13,053)	69,015
Other operating revenue	13,901	(1,842)	12,059	13,538	(1,483)	12,055

Total Hotel Revenues	248,629	(30,111)	218,518	272,347	(33,722)	238,625

Hotel Expenses
Room expense	37,572	(3,738)	33,834	39,032	(4,309)	34,723
Food and beverage expense	51,452	(7,364)	44,088	56,919	(8,660)	48,259
Other hotel expense	64,579	(7,289)	57,290	65,838	(8,358)	57,480
General and administrative expense	29,125	(3,577)	25,548	30,401	(3,551)	26,850

Total Hotel Expenses	182,728	(21,968)	160,760	192,190	(24,878)	167,312

Hotel Operating Income	65,901	(8,143)	57,758	80,157	(8,844)	71,313

Hotel performance guaranty	3,493	—	3,493	—	—	—
Non-hotel operating income	448	—	448	490	—	490
Corporate overhead	(4,561)	24	(4,537)	(5,293)	34	(5,259)
Depreciation and amortization	(28,941)	3,639	(25,302)	(32,604)	3,475	(29,129)
Goodwill and other impairment losses	(2,904)	—	(2,904)	—	—	—

Operating Income	33,436	(4,480)	28,956	42,750	(5,335)	37,415

Equity in net earnings (losses) of unconsolidated joint ventures	100	—	100	(1,361)	—	(1,361)
Interest and other income	717	(24)	693	6,913	(34)	6,879
Interest expense	(24,519)	1,239	(23,280)	(24,878)	1,258	(23,620)
Income (loss) from discontinued operations	(16,073)	—	(16,073)	6,372	—	6,372

Net Income (loss)	$(6,339)	$(3,265)	$(9,604)	$29,796	$(4,111)	$25,685

	Year Ended December 31, 2008			Year Ended December 31, 2007
	Actual		Comparable	Actual	Prior			Comparable
	December 31,	Non-comparable	December 31,	December 31,	Ownership		Non-comparable	December 31,
	2008(1)	Hotels (2)	2008(3)	2007(4)	Adjustments (5)	Subtotal	Hotels (2)	2007(3)
Number of Hotels	43	(2)	41	43		43	(2)	41
Number of Rooms	14,569	(1,403)	13,166	14,569		14,569	(1,403)	13,166

Hotel operating profit margin (6)	28.3%	27.6%	28.4%	29.3%	21.2%	29.2%	25.0%	29.7%

Hotel Revenues
Room revenue	$640,762	$(63,824)	$576,938	$638,119	$10,295	$648,414	$(62,948)	$585,466
Food and beverage revenue	258,655	(40,507)	218,148	259,124	5,213	264,337	(38,442)	225,895
Other operating revenue	50,611	(5,755)	44,856	48,046	981	49,027	(4,482)	44,545

Total Hotel Revenues	950,028	(110,086)	839,942	945,289	16,489	961,778	(105,872)	855,906

Hotel Expenses
Room expense	142,568	(13,931)	128,637	140,009	2,815	142,824	(14,232)	128,592
Food and beverage expense	185,659	(26,378)	159,281	186,220	3,743	189,963	(26,212)	163,751
Other hotel expense	243,959	(26,942)	217,017	235,034	4,257	239,291	(26,766)	212,525
General and administrative expense	108,581	(12,433)	96,148	106,924	2,178	109,102	(12,227)	96,875

Total Hotel Expenses	680,767	(79,684)	601,083	668,187	12,993	681,180	(79,437)	601,743

Hotel Operating Income	269,261	(30,402)	238,859	277,102	3,496	280,598	(26,435)	254,163

Hotel performance guaranty	3,493	—	3,493	—	—	—	—	—
Non-hotel operating income	2,048	—	2,048	1,980	—	1,980	—	1,980
Corporate overhead	(21,678)	263	(21,415)	(28,048)	—	(28,048)	135	(27,913)
Depreciation and amortization	(115,710)	14,351	(101,359)	(111,326)	—	(111,326)	13,060	(98,266)
Goodwill and other impairment losses	(2,904)	—	(2,904)	—	—	—	—	—

Operating Income	134,510	(15,788)	118,722	139,708	3,496	143,204	(13,240)	129,964

Equity in net losses of unconsolidated joint ventures	(1,445)	—	(1,445)	(3,588)	—	(3,588)	—	(3,588)
Interest and other income	3,761	(80)	3,681	9,101	—	9,101	(249)	8,852
Interest expense	(98,289)	4,969	(93,320)	(92,431)	—	(92,431)	4,987	(87,444)
Income from discontinued operations	36,206	—	36,206	72,873	—	72,873	—	72,873

Net Income	$74,743	$(10,899)	$63,844	$125,663	$3,496	$129,159	$(8,502)	$120,657

(1)	Represents our ownership results for the 43 hotels we owned as of the end of the period.
(2)	Represents our ownership results for the 2 “non-comparable” hotels that experienced material and prolonged business interruption during either 2008 or 2007 (Renaissance Baltimore and Renaissance Orlando).
(3)	Represents our ownership and prior ownership results (for the 2007 period) for 41 “comparable” hotels we owned as of December 31, 2008, excluding the 2 “non-comparable” hotels that experienced material and prolonged business interruption during either 2008 or 2007 (Renaissance Baltimore and Renaissance Orlando).
(4)	Represents our ownership results for the 43 hotels we owned as of the end of the period.
(5)	Represents prior ownership results for the 3 hotels acquired during the first six months of 2007 (Renaissance LAX, Marriott Long Wharf and Marriott Boston Quincy).
(6)	Hotel operating profit margin is calculated as hotel operating income divided by total hotel revenues.

Sunstone Hotel Investors, Inc.

Comparable Portfolio Operating Statistics by Region

(Unaudited)

			Three Months Ended December 31, 2008			Three Months Ended December 31, 2007			Percent Change in Comparable RevPAR
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
California	17	4,803	70.1%	$135.53	$95.01	75.5%	$143.43	$108.29	-12.3%
Other West (1)	7	2,123	66.9%	119.33	79.83	72.1%	109.91	79.25	0.7%
Midwest (2)	7	2,177	60.9%	148.29	90.31	65.7%	150.35	98.78	-8.6%
Middle Atlantic (3)	8	3,474	70.8%	213.87	151.42	76.5%	229.55	175.61	-13.8%
South (4)	2	589	68.9%	117.41	80.90	74.6%	121.35	90.53	-10.6%

Total Comparable Portfolio	41	13,166	68.3%	$158.00	$107.91	73.6%	$164.01	$120.71	-10.6%

			Year Ended December 31, 2008			Year Ended December 31, 2007			Percent Change in Comparable RevPAR
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
California	17	4,803	77.5%	$148.12	$114.79	79.3%	$150.43	$119.29	-3.8%
Other West (1)	7	2,123	75.0%	120.37	90.28	78.7%	110.27	86.78	4.0%
Midwest (2)	7	2,177	67.0%	146.80	98.36	69.7%	143.72	100.17	-1.8%
Middle Atlantic (3)	8	3,474	75.4%	213.40	160.90	78.3%	211.57	165.66	-2.9%
South (4)	2	589	74.8%	117.03	87.54	79.7%	119.64	95.35	-8.2%

Total Comparable Portfolio	41	13,166	74.7%	$159.54	$119.18	77.4%	$157.63	$122.01	-2.3%

(1)	Includes Oregon, Texas and Utah.
(2)	Includes Illinois, Michigan and Minnesota.
(3)	Includes Maryland, Massachusetts, New York, Pennsylvania, Virginia and District of Columbia. Excludes the Renaissance Baltimore which experienced material and prolonged business interruption during either 2008 or 2007.
(4)	Includes Florida and Georgia. Excludes the Renaissance Orlando which experienced material and prolonged business interruption during either 2008 or 2007.

Sunstone Hotel Investors, Inc.

Comparable Portfolio Operating Statistics by Brand

(Unaudited)

			Three Months Ended December 31, 2008			Three Months Ended December 31, 2007			Percent Change in Comparable RevPAR
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
Marriott (1)	24	7,680	68.5%	$155.58	$106.57	74.4%	$159.95	$119.00	-10.4%
Hilton	7	2,435	72.1%	201.73	145.45	78.2%	215.19	168.28	-13.6%
InterContinental	2	345	74.8%	111.64	83.51	77.0%	116.95	90.05	-7.3%
Hyatt	2	605	66.8%	119.32	79.71	72.1%	131.66	94.93	-16.0%
Other Brand Affiliations (2)	3	905	66.7%	155.77	103.90	71.0%	170.29	120.91	-14.1%
Independent	3	1,196	59.1%	111.49	65.89	61.2%	98.84	60.49	8.9%

Total Comparable Portfolio	41	13,166	68.3%	$158.00	$107.91	73.6%	$164.01	$120.71	-10.6%

			Year Ended December 31, 2008			Year Ended December 31, 2007			Percent Change in Comparable RevPAR
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
Marriott (1)	24	7,680	74.7%	$156.55	$116.94	77.2%	$154.78	$119.49	-2.1%
Hilton	7	2,435	78.3%	199.10	155.90	82.3%	193.04	158.87	-1.9%
InterContinental	2	345	73.5%	126.53	93.00	84.4%	123.46	104.20	-10.7%
Hyatt	2	605	75.6%	136.21	102.97	75.8%	145.97	110.65	-6.9%
Other Brand Affiliations (2)	3	905	75.6%	166.88	126.16	77.3%	175.92	135.99	-7.2%
Independent	3	1,196	66.3%	103.94	68.91	67.0%	94.74	63.48	8.6%

Total Comparable Portfolio	41	13,166	74.7%	$159.54	$119.18	77.4%	$157.63	$122.01	-2.3%

(1)	Excludes the Renaissance Baltimore and Renaissance Orlando which experienced material and prolonged business interruption during either 2008 or 2007.
(2)	Includes a Fairmont, a Sheraton, and a W Hotel.

Sunstone Hotel Investors, Inc.

Debt Summary

(Unaudited - dollars in thousands)

Debt	Collateral	Interest Rate / Spread	Maturity Date	December 31, 2008 Balance	Recent Events (1)	February 1, 2009 Balance

Fixed Rate Debt
Secured Mortgage Debt	1 hotel	5.92%	2010	$81,000		$81,000
Secured Mortgage Debt (2)	11 hotels	5.95%	2011	248,164		248,164
Secured Mortgage Debt (3)	2 hotels	4.98%	2012	64,475		64,475
Secured Mortgage Debt	Rochester laundry facility	9.88%	2013	4,108		4,108
Secured Mortgage Debt (3)	10 hotels	5.34%	2015	267,710		267,710
Secured Mortgage Debt	1 hotel	5.13%	2016	106,957		106,957
Secured Mortgage Debt	1 hotel	5.52%	2016	87,351		87,351
Secured Mortgage Debt	1 hotel	5.69%	2016	48,000		48,000
Secured Mortgage Debt	1 hotel	5.66%	2016	34,000		34,000
Secured Mortgage Debt	1 hotel	5.58%	2017	75,000		75,000
Secured Mortgage Debt	1 hotel	5.58%	2017	176,000		176,000
Secured Mortgage Debt	1 hotel	6.14%	2018	65,000		65,000
Secured Mortgage Debt	1 hotel	6.60%	2019	70,000		70,000
Secured Mortgage Debt	1 hotel	5.95%	2021	135,000		135,000
Exchangeable Senior Notes	Guaranty	4.60%	2027	250,000		250,000

Total Fixed Rate Debt				1,712,765		1,712,765

Credit Facility	Unsecured	L+0.90% - 1.50%	2011	—		—

TOTAL DEBT				$1,712,765	$—	$1,712,765

Preferred Stock
Series A cumulative redeemable preferred		8.00%	perpetual	$176,250	—	$176,250

Series C cumulative convertible redeemable preferred		6.45%	perpetual	$100,000	—	$100,000

Debt Statistics
% Fixed Rate Debt				100.0%		100.0%
% Floating Rate Debt				0.0%		0.0%
Average Interest Rate				5.52%		5.52%
Weighted Average Maturity of Debt (includes amounts outstanding on the Credit Facility) (4)				8.4 years		8.4 years

(1)	Reflects net additional draws and repayments on our credit facility.
(2)	Cross-collateralized loan with life insurance company.
(3)	Individual, non cross-collateralized loans.
(4)	Assumes the exchangeable senior notes remain outstanding to maturity. If the exchangeable senior notes were redeemed upon the first call date, the weighted average maturity would be approximately 6.3 years.